Exhibit 10.2

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is effective as of March 2, 2020, by and between Kenloc Inc., a Nevada corporation (the “Company”), and Lixin He, an individual residing in Shaanxi, China (the “Consultant”) (individually, a “Party”; collectively, the “Parties”).

RECITALS

WHEREAS, Consultant has certain financial consulting experience and knowledge of international culture and foreign languages pertaining to business advisory services in general and in particular, experience providing financial related services; and

WHEREAS, the Company wishes to engage the services of the Consultant to assist the Company in providing general management consulting services in these fields.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties hereto hereby agree as follows:

1.             CONSULTING SERVICES

Attached hereto as Exhibit A and incorporated herein by this reference is a description of the services to be provided by the Consultant hereunder (the “Consulting Services”). Consultant hereby agrees to utilize its best efforts in performing the Consulting Services, however, Consultant makes no warranties, representations, or guarantees regarding any corporate strategies attempted by the Company or the eventual effectiveness of the Consulting Services.

2.             TERM OF AGREEMENT

This Agreement shall be in full force and effect commencing upon the date hereof (the “Effective Date”). This Agreement has a term of 12 months beginning on the date hereof. Either Party hereto shall have the right to terminate this Agreement without notice in the event of the death, bankruptcy, insolvency, or assignment for the benefit of creditors of the other Party. Company shall have the right to terminate this Agreement if Consultant fails to comply with the terms of this Agreement, including without limitation its responsibilities as set forth in this Agreement and in Exhibit A, and such failure continues unremedied for a period of 30 calendar days after written notice to the Consultant by the Company. The Consultant shall have the right to terminate this Agreement upon delivery to the Company of notice setting forth with specificity facts comprising a material breach of this Agreement by the Company. The Company shall have 30 calendar days to remedy such breach. Thereafter, the Term of this Agreement may be renewed for subsequent one-year periods upon the mutual agreement of the parties; each such one-year renewal period to be included within the Term of this Agreement. Either party may terminate this agreement by providing written notice thirty (30) days in advance of intended termination. Any compensation due to the Consultant shall survive any termination.

3.             TIME DEVOTED BY CONSULTANT

It is anticipated that the Consultant shall spend as much time as deemed necessary by the Consultant in order to perform the obligations of Consultant hereunder. The Company understands that this amount of time may vary, and that the Consultant may perform consulting services for other companies. The Consulting Services are not intended to require full time work but approximately 20-30 hours per month or as many as are required by the position.

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4.             PLACE WHERE SERVICES WILL BE PERFORMED

The Consultant will perform most services in accordance with this Agreement at Consultant’s own offices or wherever Consultant sees fit. In addition, the Consultant will perform services on the telephone and at such other place(s) as necessary to perform these services in accordance with this Agreement.

5.             COMPENSATION TO CONSULTANT

The Consultant’s compensation for the Consulting Services shall be as set forth in Exhibit B attached hereto and incorporated herein by this reference.

6.             CONFIDENTIAL INFORMATION

The Consultant and the Company acknowledge that each will have access to proprietary information regarding the business operations of the other and agree to keep all such information secret and confidential and not to use or disclose any such information to any individual or organization without the non-disclosing Party’s prior written consent. It is hereby agreed that from time to time Consultant and the Company may designate certain disclosed information as confidential for purposes of this Agreement.

7.             INDEMNIFICATION

Each Party (the “Indemnifying Party”) agrees to indemnify, defend, and hold harmless the other Party (the “Indemnified Party”) from and against any and all claims, damages, and liabilities, including any and all expense and costs, legal or otherwise, caused by the negligent act or omission of the Indemnifying Party, its subcontractors, agents, or employees, incurred by the Indemnified Party in the investigation and defense of any claim, demand, or action arising out of the work performed under this Agreement; including breach of the Indemnifying Party of this Agreement. The Indemnifying Party shall not be liable for any claims, damages, or liabilities caused by the sole negligence of the Indemnified Party, its subcontractors, agents, or employees.

The Indemnified Party shall notify promptly the Indemnifying Party of the existence of any claim, demand, or other matter to which the Indemnifying Party’s indemnification obligations would apply, and shall give the Indemnifying Party a reasonable opportunity to settle or defend the same at their own expense and with counsel of their own selection, provided that the Indemnified Party shall at all times also have the right to fully participate in the defense. If the Indemnifying Party, within a reasonable time after this notice, fails to take appropriate steps to settle or defend the claim, demand, or the matter, the Indemnified Party shall, upon written notice, have the right, but not the obligation, to undertake such settlement or defense and to compromise or settle the claim, demand, or other matter on behalf, for the account, and at the risk, of the Indemnifying Party.

The rights and obligations of the Parties under this paragraph shall be binding upon and inure to the benefit of any successors, assigns, and heirs of the Parties.

8.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants that any and all information supplied hereunder to the Consultant in connection with any and all services to be performed hereunder by the Consultant for and on behalf of the Company shall be true, complete, and correct as of the date of such dissemination and shall not fail to state a material fact necessary to make any of such information misleading. The Company hereby acknowledges that the ability of the Consultant to adequately provide Consulting Services hereunder and/or to initiate and/or effectuate introductions on behalf of the Company with respect to potential acquisitions is dependent upon the prompt dissemination of accurate, correct, and complete information to the Consultant. In addition, and notwithstanding anything contained herein to the contrary, nothing hereunder shall obligate the Consultant to make any minimum number of introductions hereunder or to initiate any merger or acquisitions involving or relating to the Company. The Company further represents and warrants hereunder that this Agreement and the transactions contemplated hereunder, have been duly and validly authorized by all requisite corporate action; that the Company has the full right, power and capacity to execute and deliver this Agreement and perform its obligations hereunder; that the execution and delivery of this Agreement and the performance by the Company of its obligations pursuant to this Agreement do not constitute a breach of or a default under any agreement or instrument to which the Company is a party or by which it or any of its assets are bound; and that this Agreement, upon execution and delivery of the same by the Company, will represent the valid and binding obligation of the Company enforceable in accordance with its terms. The representations and warranties set forth herein shall survive the termination of this Agreement.

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9.             COVENANTS OF CONSULTANT

Consultant covenants and agrees with the Company that, in performing Consulting Services under this Agreement, Consultant will:

(a)          Comply with all federal and state laws, rules, and regulations;

(b)          Not make any representations other than those authorized by the Company; and

(c)          Not publish, circulate, or otherwise use any materials or documents other than materials provided by or otherwise approved by the Company.

10.           AMENDMENT

No modification, waiver, amendment, discharge, or change of this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment, discharge, or change is sought.

11.          NOTICES

All notices, demands, or other communications given hereunder shall be in writing and shall be deemed to have been duly given on the day when delivered in person or transmitted by facsimile transmission or on the third calendar day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, to such address as any party hereto shall designate to the other for such purpose in the manner herein set forth.

12.          ENTIRE AGREEMENT

This Agreement contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein. All prior agreements, whether written or oral, are merged herein and shall be of no force or effect.

13.          SEVERABILITY

The invalidity, illegality, or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality, or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal, or unenforceable in any respect, this Agreement shall be reformed, construed, and enforced as if such invalid, illegal, or unenforceable provision had never been contained herein.

14.          BINDING NATURE; NO THIRD-PARTY BENEFICIARY

The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns, and is made solely and specifically for their benefit. No other person shall have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

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15.          COUNTERPARTS

This Agreement may be executed in any number of counterparts, including facsimile signatures which shall be deemed as original signatures. All executed counterparts shall constitute one agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

16.          MISCELLANEOUS

(A)         The Parties agree that the state and federal courts in the State of California shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Agreement and the transactions contemplated herein.

(B)          In the event any Party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing Party in any such proceeding shall be entitled to recover from the losing Party its costs of suit, including reasonable attorneys' fees, as may be fixed by the court.

(C)          This Agreement shall inure to the benefit of the Parties hereto, their administrators and successors in interest. This Agreement shall not be assignable by either Party hereto without the prior written consent of the other.

(D)         This Agreement, together with the Exhibits referred to herein which are incorporated herein by this reference, constitutes the entire agreement between the Parties hereto with respect to the transactions contemplated hereby and supersedes all prior verbal and written agreements and understandings related thereto.

(E)          This Agreement and the rights of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

(F)          No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by the Parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Party making the waiver.

(G)         If any provision hereof is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance wherefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically by the Company as a part hereof a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and legal, valid, and enforceable.

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IN WITNESS WHEREOF, the Parties hereto have placed their signatures hereon in order that this Agreement become effective on the day and year first above written.

CONSULTANT:	COMPANY:

Lixin He,	Kenloc Inc.,
an individual	a Nevada corporation

/s/ Lixin He	/s/ Fei Hao
By: Lixin He	By: Fei Hao
Its: President and CEO

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EXHIBIT A

DESCRIPTION OF CONSULTING SERVICES

Consultant shall perform the following services pursuant to the terms of this Agreement:

(1)	CONSULTING SERVICES. During the term of this Agreement, the Consultant is hereby retained by the Company to provide financial consulting services to the Company on a non-exclusive basis, as said services relate to corporate matters, including, without limitation, advice regarding financial reports and business strategies. The Consultant shall provide such consulting services as reasonably requested by the Company during the term of this Agreement, provided that nothing hereunder shall require the Consultant to devote a minimum number of hours per calendar month toward the services hereunder.

(2)	TITLE OF CONSULTANT. Consultant will serve as Treasurer and Chief Financial Officer of the Company, providing his services as a key executive of the Company.

The above services will be further defined and delineated by the Company’s board of directors from time to time as necessary.

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EXHIBIT B

TERMS OF COMPENSATION

The Consultant’s compensation hereunder shall be as follows:

1.            CASH COMPENSATION. As compensation for Consultant’s promise to perform the Consulting Services, and subject to the terms and conditions of this Agreement, Company will pay Consultant $1,000 per month.

2.            EXPENSES. Consultant shall be reimbursed for all out-of-pocket expenses upon submission of receipts or accounting to the Company, including, but not limited to, all travel expenses, research material and charges, computer charges, long-distance telephone charges, facsimile costs, copy charges, messenger services, mail expenses and such other Company related charges as may occur exclusively in relation to the Company’s business as substantiated by documentation. Any expenditure above $500 will require oral or written pre-approval of the Company.

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